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                              AMENDED AND RESTATED


                            ARTICLES OF INCORPORATION


                                       of


                                CP&L ENERGY, INC.






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                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       of

                                CP&L ENERGY, INC.



                                    ARTICLE I
                                      NAME

         The name of the corporation is CP&L Energy, Inc. (the "Corporation")


                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

         The street and mailing address of the registered office and the name and mailing address of the registered agent of the Corporation in the State of North Carolina is:

                   William D. Johnson
                   c/o Carolina Power & Light Company
                   411 Fayetteville Street
                   Raleigh, Wake County, North Carolina 27601


                                   ARTICLE III
                                    PURPOSES

         The purposes for which the Corporation is formed are to conduct the business of a holding company as well as to transact any or all other lawful business, not required to be specifically stated in these Articles of Incorporation, for which corporations may be incorporated under the North Carolina Business Corporation Act, as amended from time to time, and any legislation succeeding thereto (the "NCBCA").

         All references herein to "Articles of Incorporation" shall mean these Amended and Restated Articles of Incorporation, as subsequently amended or restated in accordance herewith and with the NCBCA.
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                                   ARTICLE IV
                                  CAPITAL STOCK

         The aggregate number of shares that the Corporation shall have authority to issue shall be 20,000,000 shares of Preferred Stock, no par value per share (hereinafter called "Preferred Stock"), and 500,000,000 shares of Common Stock, no par value per share (hereinafter called "Common Stock").

         The following is a description of each of such classes of stock, and a statement of the preferences, limitations, voting rights and relative rights in respect of the shares of each such class:

                  1. Authority to Fix Rights of Preferred Stock. The Board of Directors shall have authority, by resolution or resolutions, at any time and from time to time to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series, and, without limiting the generality of the foregoing, to fix and determine the designation of each such series, the number of shares that shall constitute such series and the following relative rights and preferences of the shares of each series so established:

                           (a) The annual or other periodic dividend rate
                  payable on shares of such series, the time of payment thereof, whether such dividends shall be cumulative or non-cumulative, and the date or dates from which any cumulative dividends shall commence to accrue;

                           (b) the price or prices at which and the terms and
                  conditions, if any, on which shares of such series may be redeemed;

                           (c) the amounts payable upon shares of such series in
                  the event of the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation;

                           (d) the sinking fund provisions, if any, for the
                  redemption or purchase of shares of such series;

                           (e) the extent of the voting powers, if any, of the
                  shares of such series; provided, however, that no share of Preferred Stock shall entitle its holder to more than one vote on any matter;

                           (f) the terms and conditions, if any, on which shares
                  of such series may be converted into shares of stock of the Corporation of any other class or classes or into shares of any other series of the same or any other class or classes;

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                           (g) whether, and if so the extent to which, shares of
                  such series may participate with the Common Stock in any dividends in excess of the preferential dividend fixed for shares of such series or in any distribution of the assets of the Corporation, upon a liquidation, dissolution or winding-up thereof, in excess of the preferential amount fixed for shares of such series; and

                           (h) any other preferences and relative, optional or
                  other special rights, and qualifications, limitations or restrictions of such preferences or rights, of shares of such series not fixed and determined by law or in this Article III.

                  2. Distinctive Designations of Series. Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series. Different series of Preferred Stock shall not be considered to constitute different voting groups of shares for the purpose of voting by voting groups except as required by the NCBCA or as otherwise specified by the Board of Directors with respect to any series at the time of the creation thereof.

                  3. Restrictions on Certain Distributions. So long as any shares of Preferred Stock are outstanding, the Corporation shall not declare and pay or set apart for payment any dividends (other than dividends payable in Common Stock or other stock of the Corporation ranking junior to the Preferred Stock as to dividends) or make any other distribution on such junior stock if, at the time of making such declaration, payment or distribution, the Corporation shall be in default with respect to any dividend payable on, or any obligation to redeem, any shares of Preferred Stock.

                  4. Redeemed or Reacquired Shares. Shares of any series of Preferred Stock that have been redeemed or otherwise reacquired by the Corporation (whether through the operation of a sinking fund, upon conversion or otherwise) shall have the status of authorized and unissued shares of Preferred Stock and may be redesignated and reissued as a part of such series (unless prohibited by the articles of amendment creating such series) or of any other series of Preferred Stock. Shares of Common Stock that have been reacquired by the Corporation shall have the status of authorized and unissued shares of Common Stock and may be reissued.

                  5. Voting Rights. Subject to the provisions of the NCBCA or of the By-Laws of the Corporation as from time to time in effect with respect to the closing of the transfer books or the fixing of a record date for the determination of shareholders entitled to vote, and except as otherwise provided by the NCBCA or in resolutions of the Board of Directors establishing any series of Preferred Stock pursuant to the provisions of paragraph 1 of this Article IV, the holders of outstanding shares of Common Stock of the Corporation shall exclusively possess voting power for the election of directors and for all other purposes, with each holder of record of shares of Common Stock of the Corporation being entitled to one vote for each share of such stock standing in his name

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         on the books of the Corporation. Shares shall not be voted cumulatively for the election of directors.

                  6. No Preemptive Rights. No holder of shares of stock of any class of the Corporation shall, as such holder, have any right to subscribe for or purchase (a) any shares of stock of any class of the Corporation, or any warrants, options or other instruments that shall confer upon the holder thereof the right to subscribe for or purchase or receive from the Corporation any shares of stock of any class, whether or not such shares of stock, warrants, options or other instruments are issued for cash or services or property or by way of dividend or otherwise, or (b) any other security of the Corporation that shall be convertible into, or exchangeable for, any shares of stock of the Corporation of any class or classes, or to which shall be attached or appurtenant any warrant, option or other instrument that shall confer upon the holder of such security the right to subscribe for or purchase or receive from the Corporation any shares of its stock of any class or classes, whether or not such securities are issued for cash or services or property or by way of dividend or otherwise, other than such right, if any, as the Board of Directors, in its sole discretion, may from time to time determine. If the Board of Directors shall offer to the holders of shares of stock of any class of the Corporation, or any of them, any such shares of stock, options, warrants, instruments or other securities of the Corporation, such offer shall not, in any way, constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other securities of the Corporation without offering the same to said holders.

                  7. Shareholder Protection Act and Control Share Acquisition Act. The provisions of Articles 9 and 9A of the NCBCA shall not apply to acquisitions of shares of any class of capital stock of the Corporation.


                                    ARTICLE V
                                    DIRECTORS

                  1. Number. The number of directors shall be as specified in the By-Laws of the Corporation, but such number may be increased or decreased from time to time in such manner as may be prescribed in the By-Laws, provided that in no event shall the number of directors be less than nine or more than fifteen.

                  2. Removal. Subject to the rights of the holders of any Preferred Stock then outstanding, directors may be removed with or without cause by the affirmative vote of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single voting group.

                  3. Vacancies. Subject to the rights of the holders of any Preferred Stock then outstanding and to any limitations set forth in the NCBCA, newly-created directorships

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         resulting from any increase in the number of directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely (i) by the Board of Directors or (ii) at an annual meeting of shareholders by the shareholders entitled to vote on the election of directors. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of the directors remaining in office.


                                   ARTICLE VI
                              AMENDMENT OF ARTICLES

         An amendment or restatement of the Articles of Incorporation requiring shareholder approval shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, unless in submitting any such amendment or restatement to the shareholders the Board of Directors shall require a greater vote.


                                   ARTICLE VII
                                    IMMUNITY

         To the fullest extent permitted by the NCBCA, a director of the Corporation shall not be liable to the Corporation or any of its shareholders for monetary damages for breach of duty as a director. Any amendment to or repeal of the provisions of this Article shall not impair any right or protection of a director pertaining to service as a director up to the effective time of such amendment or repeal.


                                  ARTICLE VIII
                              AMENDMENT OF BY-LAWS

         In furtherance of, and not in limitation of, the powers conferred by the NCBCA, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the By-Laws of the Corporation. By-laws adopted by the Board of Directors under the powers hereby conferred may be altered, amended or repealed by the Board of Directors or by the shareholders having voting power with respect thereto as provided herein. In the case of any such action by shareholders, the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock, voting together as a single voting group, shall be required in order for the shareholders to alter, amend or repeal any provision of the By-Laws or to adopt any additional by-law. Any by-law adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the Board of Directors unless the Articles of Incorporation or a by-law adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular by-law or the By-laws generally.

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